UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 6, 2012

QKL STORES INC.

(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4 Nanreyuan Street

Dongfeng Road

Sartu District

163300 Daqing, PRC

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 6, 2012, QKL Stores Inc. (the "Company") held the Company’s 2012 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the stockholders reelected each of the following nominees to the board of directors of the Company for a one-year term: Zhuangyi Wang, Xishuang Fan, Chaoying Li and Tsz Fung Philip Lo. Additionally, the stockholders ratified the appointment of Albert Wong & Co. LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012.

The voting at the Annual Meeting was as follows:

1.                  Election of Directors

Nominee	For	Against	Withheld	Broker Non-Votes
Zhuangyi Wang	23,500,464	0	727,428	3,660,251
Xishuang Fan	23,496,864	0	731,028	3,660,251
Chaoying Li	23,486,764	0	741,128	3,660,251
Tsz Fung Philip Lo	23,496,864	0	731,028	3,660,251

2.                  Ratification of Albert Wong & Co. LLP as the Company’s Independent Auditors

For	Against	Abstain	Broker Non-Votes
27,458,840	412,043	17,260	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By:	/s/ Tsz-Kit Chan
Name: Title:	Tsz-Kit Chan Chief Financial Officer

Date: June 11, 2012